UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2017, Steven Sugarman resigned from his position as President and Chief Executive Officer of Banc of California, Inc. (the “Company”). He also resigned from the Company’s Board of Directors and from all of his positions with the Company’s wholly-owned subsidiary, Banc of California, N.A. In connection with his resignation, Mr. Sugarman and the Company entered into an Employment Separation Agreement and Release, a copy of which is attached hereto as Exhibit 99.1.

In accordance with the Company’s succession plan, upon Mr. Sugarman’s resignation the Company’s Board of Directors appointed an interim “Office of the CEO / President.” The Office of the CEO / President is composed of Hugh Boyle, Chief Risk Officer, who was named Interim Chief Executive Officer (principal executive officer), and J. Francisco A. Turner, Chief Strategy Officer and Principal Financial Officer who was named Interim President and Chief Financial Officer (principal financial officer). All of these actions were taken on January 23, 2017.

Mr. Boyle, age 57, was originally appointed as Executive Vice President and Chief Risk Officer of the Company and its wholly-owned subsidiary, Banc of California, N.A. (the “Bank”), effective September 30, 2013. Prior to joining the Company, Mr. Boyle served as Chief Risk Officer for Flagstar Bank. Mr. Boyle has over 30 years of enterprise risk management and credit, capital markets, and investment banking experience as well as deep consumer and commercial banking and residential mortgage lending experience in both domestic and international markets. Mr. Boyle’s investment banking background includes 16 years in credit risk at Goldman Sachs and Lehman Brothers where he worked closely with financial institutions globally supporting their debt and equity capital market transactions, trading, M&A and strategic and credit rating advisory work. Mr. Boyle has senior executive experience managing risk and credit at CIBC First Caribbean International Bank and Washington Mutual.

Mr. Boyle’s employment agreement, as amended, is described in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on April 15, 2016. The description therein, including his term of office, is qualified in its entirety by reference to the full text of Mr. Boyle’s Employment Agreement which is filed as Exhibit 10.5 and 10.5A to the Company’s Annual Report on Form 10-K that was filed with the SEC on February 18, 2016.

Mr. Turner, age 41, joined the Company on January 6, 2014. Since September 19, 2016, Mr. Turner has served as the Company’s co-Principal Financial Officer, in addition to his position as the Bank’s Chief Strategy Officer. Mr. Turner was originally appointed as Executive Vice President and Chief Strategy Officer of the Bank on November 9, 2015. Prior to his appointment as Executive Vice President and Chief Strategy Officer, Mr. Turner served for nearly two years as the Bank’s Managing Director of the Financial Institutions Bank, a division of the Bank. Prior to joining the Company, Mr. Turner served as the Head and Managing Director of Institutional Banking for The Bancorp Bank. Mr. Turner has over 18 years of experience in investment banking, private equity, corporate finance and mergers and acquisitions, including senior leadership roles at The Bancorp Bank, Transact Network and as an investment professional at Spectrum Equity Investors. He started his career at Bank of America Robertson Stephens. He also has significant expertise in Financial Institutions Banking, Payments, PacRim and European Banking.

A Current Report on Form 8-K that was filed with the Securities and Exchange Commission on March 25, 2016 includes a description of Mr. Turner’s employment agreement, including his term of office. The description therein is qualified in its entirety by reference to the full text of Mr. Turner’s Employment Agreement which is attached as Exhibit 10.5 to such Form 8-K and is incorporated herein by reference.

On January 23, 2017 (“Effective Date”), the Company, the Bank and Mr. Sugarman, entered into an Employment Separation Agreement and Release effective as of the Effective Date (“Agreement”). Under the terms of the Agreement, as negotiated between the Company and Mr. Sugarman, Mr. Sugarman resigned from all positions he held with respect to the Company, the Bank and their respective affiliated entities (collectively, the “Bank Affiliated Entities”), and resigned from the Board of Directors of the Company and the Bank. The Agreement provides that the Company will pay or provide to Mr. Sugarman (a) his 2016 annual bonus in the amount of $1,500,000, payable on January 31, 2017; (b) a payment of $1,040,000 on January 31, 2017; (c) a payment of $360,000, payable on the first payroll date after the six month anniversary of the Effective Date; (d) a payment of $1,350,000, payable in equal installments commencing on the first payroll date following the six months anniversary of the Effective date and continuing through the twelfth month following the Effective Date; (e) medical and dental benefits to Mr. Sugarman and his eligible dependents, as if he were an employee, for three years following the Effective Date; and (f) any other amounts or benefits required to be paid or provided or which Mr. Sugarman has a right to receive under any plan, program, policy, practice or contract of the Bank Affiliated Entities through the Effective Date. In addition, Mr. Sugarman’s outstanding unvested equity awards will vest and his options and stock appreciation rights will remain exercisable for their full terms. Mr. Sugarman is not entitled to any other severance payments or benefits.

The Agreement contains mutual general releases of claims arising out of acts or omissions occurring on or before the Effective Date, with customary exceptions for obligations arising from the Agreement, vested benefits, indemnity rights and matters that cannot be released by private agreement. Mr. Sugarman agrees to cooperate in providing information for operational, financial and other reports relating to the period of his employment and agrees to remain bound by the clawback and confidentiality provisions of his Amended and Restated Employment Agreement. The Agreement contains a provision for a Standstill Period from the Effective Date through July 1, 2018, during which Mr. Sugarman agrees to limit his ownership of Company shares, his efforts to influence its Board and his efforts to acquire control of the Company.

The Company issued a press release regarding Mr. Sugarman’s resignation and the appointments of Mr. Boyle and Mr. Turner, a copy of which is attached hereto as Exhibit 99.2.

Item 8.01	Other Events

On January 23, 2017, the Company issued a press release providing an update on the investigation currently being conducted by a special committee of the Company’s Board of Directors, with the assistance of independent legal counsel, into previously disclosed blogger allegations. The press release also addressed certain actions approved by the Company’s Board of Directors to enhance corporate governance of the Company. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Employment Separation Agreement and Release, dated January 23, 2017.

99.2	Banc of California, Inc. Press Release, dated January 23, 2017.

99.3	Banc of California, Inc. Press Release dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

January 25, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President and
General Counsel

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